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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation of our report, dated April 29, 1999, on the financial statements of Canova Electrical Contracting, Inc., included in this Form 8-K/A, into Integrated Electrical Services, Inc's previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Amendment No. 1 to Form S-4 (File No. 33-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031), and to all references to our firm.

/s/ LARSON, ALLEN, WEISHAIR & CO., LLP
LARSON, ALLEN, WEISHAIR & Co., LLP
Minneapolis, MN
May 20, 1999